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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference and use of our report dated July 23, 2004 on the consolidated financial statements of Perrigo Company and subsidiaries which is included in this Form 10-K for the year ended June 26, 2004 in the previously filed registration statements for that company's 1988 Employee Incentive Stock Option Plan as amended (Registration Nos. 33-46265 and 33-101205), 1989 Non-qualified Stock Option Plan for Directors as amended (Registration Nos. 33-46264 and 33-101204) and L. Perrigo Investment Plan and Trust (Registration No. 33-46262).

                                               By: /s/ BDO Seidman, LLP
                                                   -----------------------------
                                                    BDO Seidman, LLP

Grand Rapids, Michigan
August 10, 2004

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